Exhibit 10.7

Termination Agreement of the VIE Agreements

This termination agreement regarding the Existing VIE Agreements (the “Agreement”) was signed on February 20, 2022 by the following parties.

Party A:	Jiangsu Pailing Communication Technology Co., Ltd., a wholly foreign owned enterprise with limited liability which is incorporated and established in Taizhou City, China, with its registered address at North of Yongping Road, West of Dongfeng Road, High-tech Zone, Gaogang District, Taizhou City;

Party B:	Taizhou Kepuni Communication Equipment Co., Ltd., a limited liability company incorporated and established in Taizhou City, China, with its registered address at No. 318, Yongping Road; Science and Technology Pioneer Park, Gaogang District, Taizhou City, Jiangsu Province; and

Party C:	Xiaofei Cui and Liang He (collectively referred as the “Shareholders”) are natural persons in China.

In this Agreement, each of Party A, Party B and Party C shall be referred to as a “Party” respectively, and they shall be collectively referred to as the “Parties”.

Whereas:

(1)	The Parties have previously jointly or individually signed the documents listed in Annex I (the documents listed in Annex I are collectively referred to as the “Existing VIE Agreements”, including any amendments or supplements thereto);

(2)	The Parties agree to terminate all Existing VIE Agreements in accordance with the terms of this Agreement.

All Parties have reached an agreement through consultation as follows:

Article 1 Termination of Existing VIE Agreements

1.1	Party A, Party B and Party C hereby agree and confirm that all Existing VIE Agreements will be terminated from the date of signing this Agreement and will no longer be effective (except for the terms specified in the Existing VIE Agreements that will continue to be effective after termination (e.g. non-disclosure clauses)).

1.2	From the date of signing this Agreement, the Parties no longer enjoy any rights under the Existing VIE Agreements, and no longer need to perform any obligations under the Existing VIE Agreements, provided that the Parties’ actual exercise of rights and/or actual performance of obligations based on any of the Existing VIE Agreements shall be effective (if any), and the money, income or other benefits in any nature (if any) obtained or actually possessed by either party based on the Existing VIE Agreements are not required to be returned to the other Party.

The Parties further confirm that, from the date of signing this Agreement, neither party is required to pay any additional fees or indemnities to the other Party based on the Existing VIE Agreements, or to pay any compensation to the other Party for the termination of the Existing VIE Agreements. Any breach of contract or other misconduct (including acts and omissions, if any) by either party prior to the date of signing this Agreement is exempt from any liability. Any third party’s claim suffered by either party in relation to the Existing VIE Agreements, whether or not the other Party is liable or not, shall not be recoverable from other Party.

1.3	The Parties confirm that from the date of signing the Existing VIE Agreements to the date of signing this Agreement, the Parties have not actually performed any right or obligation under the Exclusive Option Agreement listed in Annex I.

1.4	Each party hereby confirms that it has no claim of any dispute, breach of contract or indemnification against other Party of the Existing VIE Agreements.

The Parties hereby waive and release any claims, rights, breaches, indemnities related to or derived from any of the Existing VIE Agreements in the past, at present or in future to any other Party (including their affiliates, heirs, successors, directors, officers, legal and financial advisors, agents), or other cause of action (whether or not the claim, assertion, demand has been brought), or other Parties’ liability for breach of contract (if any) in the Existing VIE Agreements.

1.5	Party C shall return to Party B the capital contribution certificate issued by Party B. Party B shall be entitled to amend the register of shareholders to reflect that Party C’s equity is no longer pledged to Party A.

1.6	The Parties confirm that no disputes related to the Existing VIE Agreements has occurred since the execution of the Existing VIE Agreements, and that the Existing VIE Agreements will no longer have legal effect from the time this Agreement takes effect.

Article 2 Commitment

In order to successfully complete the termination of the rights and obligations under the Existing VIE Agreements, all parties shall sign all necessary documents, complete all necessary formalities, actively cooperate with other Parties to obtain approval or/and registration (if applicable) from the relevant government departments, obtain the authorization of Party A, Party B and their affiliates, complete the relevant termination procedures.

Article 3 Termination of Agreement

Except for the termination conditions expressly agreed in this Agreement, the Parties agree that this Agreement may be terminated due to the following circumstances:

(1)	As this Agreement is terminated by mutual agreement of all parties, all costs and losses arising therefrom shall be borne by each Party;

(2)	If the purpose of this Agreement cannot be achieved due to any Party’s breach of the obligations under this Agreement, the observant party has the right to terminate this Agreement.

Article 4 Confidentiality obligations

The Parties acknowledge and confirm that any oral or written information exchanged with each other regarding this Agreement, its contents, and each other in connection with the preparation or performance of this Agreement shall be considered as confidential information (the “Confidential Information”).

Each party shall keep all such Confidential Information confidential and shall not disclose any Confidential Information to any third party without the written consent of the other Party, with the exception of the following information: (a) any information known or to be known to the public (but not disclosed to the public without authorization by a party receiving the Confidential Information); (b) any information required to be disclosed in accordance with applicable laws and regulations, stock trading rules, or orders of government departments or courts; or (c) any information required to be disclosed by either party to its shareholders, directors, employees, legal or financial advisors in connection with the transactions described in this Agreement, and such shareholders, directors, employees, legal or financial advisors are also required to comply with duty of confidentiality under these terms and conditions.

If any shareholder, director, employee or agency of any Party leaks the Confidential Information, it will be regarded as the leak the Confidential Information by such party. Such party shall be liable for breach of contract in accordance with this Agreement.

Article 5 Application of Law and Dispute Resolution

5.1	The conclusion, validity, interpretation, performance, modification and termination of this Agreement and the resolution of disputes shall be governed by the laws of China.

5.2	In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute within 30 days after either Party’s request to the other Parties for resolution of the dispute through negotiations, either Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission for arbitration, in accordance with its Arbitration Rules. The arbitration shall be conducted in Hangzhou, and the language used in arbitration shall be Chinese. The arbitration award shall be final and binding on all Parties.

Article 6 Miscellaneous

6.1	The Agreement is effective upon the execution of the Parties.

6.2	Notices and communications from one party to the other Party in connection with this Agreement shall be governed by the notice caluses under the Existing VIE Agreements. The mailing addresses of the Parties are as listed in the Existing VIE Agreements.

6.3	This Agreement may be modified or changed upon consensus of the Parties of this Agreement. Amendments, modifications and additions to this Agreement shall be effective only after a written agreement signed by each party.

6.4	If any provision or provisions of this Agreement are held to be invalid, illegal or unenforceable in any respect under any law or regulation, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby in any way.

The Parties shall negotiate in good faith and strive to replace those invalid, illegal or unenforceable provisions with provisions that are effective to the maximum extent permitted by law and expected by the Parties. The economic effects of such valid provisions should be as similar as possible to those of invalid, illegal or unenforceable provisions.

6.5	This Agreement is made in four (4) copies and each party holds one copy. Both copies have the same legal effect.

(Signature Page Below)

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Agreement as of the date first above written.

Party A: Jiangsu Pailing Communication Technology Co., Ltd.

By :	/s/ Huaqin Cai
Name:	Huaqin Cai
Title:	Legal Representative

Party B: Taizhou Kepuni Communication Equipment Co., Ltd.

By :	/s/ Xiaofei Cui
Name:	Xiaofei Cui
Title:	Legal Representative

Party C:

Xiaofei Cui

By :	/s/ Xiaofei Cui

Liang He

By :	/s/ Liang He

Annex 1 Catalog of Existing VIE Agreements

No.	Name of Agreement	Parties	Date of Signing
1.	Exclusive Option Agreement	Jiangsu Pailing Communication Technology Co., Ltd., Xiaofei Cui, Liang He and Taizhou Kepuni Communication Equipment Co., Ltd.	September 29, 2020
2.	Exclusive Business Cooperation Agreement	Jiangsu Pailing Communication Technology Co., Ltd. and Taizhou Kepuni Communication Equipment Co., Ltd.	September 29, 2020
3.	Equity pledge agreement	Jiangsu Pailing Communication Technology Co., Ltd., Xiaofei Cui, Liang He and Taizhou Kepuni Communication Equipment Co., Ltd.	September 29, 2020
4.	Power of Attorney	Xiaofei Cui	September 29, 2020
5.	Power of Attorney	Liang He	September 29, 2020